TIAA Appl. #AAA1893

M –0005402

PROMISSORY NOTE
Bedford Portfolio #5

$48,500,000.00

Dated: March 28, 2003

FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (“Borrower”), having its principal place of business at 270 Lafayette Circle, Lafayette, California 94549, promises to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (“Lender”), or order, at Lender’s offices at 730 Third Avenue, New York, New York  10017 or at such other place as Lender designates in writing, the principal sum of FORTY EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($48,500,000.00) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the “Principal”), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this “Note”) through and including April 1, 2013 (the “Maturity Date”) at the fixed rate of five and sixty one-hundredths percent (5.60%) per annum (the “Fixed Interest Rate”).

This Note is secured by, among other things, the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement (the “Deed of Trust”) dated the date of this Note made by Borrower for the benefit of Lender as security for the Loan.  All capitalized terms not expressly defined in this Note will have the definitions set forth in the Deed of Trust.

Section 1.

Payments of Principal and Fixed Interest.

(a)

Borrower will make monthly installment payments (“Debt Service Payments”) as follows:

(i)

On April 1, 2003, a payment of accrued interest on the Principal at the Fixed Interest Rate; and

(ii)

On May 1, 2003 and on the first day of each succeeding calendar month through and including April 1, 2013, payments in the amount of Two Hundred Seventy Eight Thousand, Four Hundred Twenty-Six and 38/100s Dollars ($278,426.38), each of which will be applied first to accrued interest on the Principal at the Fixed Interest Rate and then to the Principal.

(b)

On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

Section 2.

Prepayment Provisions.

(a)

The following definitions apply:

“Discount Rate” means the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

“Default Discount Rate” means the Discount Rate less 300 basis points.

“Discounted Value” means the Discounted Value of a Note Payment based on the following formula:

___NP_

(1 + R/12)n

=

Discounted Value

NP

=

Amount of Note Payment

R

=

Discount Rate or Default Discount Rate as the case may be.

n

=

The number of months between the date of prepayment and the

scheduled date of the Note Payment being discounted rounded to the nearest integer.

“Note Payments” means  the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and  the scheduled repayment of Principal, if any, on the Maturity Date.

“Prepayment Date Principal” means the Principal on the date of prepayment.

(b)

This Note may not be prepaid in full or in part before May 1, 2005.  Commencing on May 1, 2005, provided there is no Event of Default that is not cured within the applicable cure period, Borrower may prepay this Note in full, but not in part (except as otherwise provided herein), on the first day of any calendar month, upon 90 days prior notice to Lender and upon payment in full of the Debt  which will include a payment (the “Prepayment Premium”) equal to the  greater of  an amount equal to 1% (the “Prepayment Percentage”) times the Prepayment Date Principal or  the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate plus 50 basis points, exceeds the Prepayment Date Principal.  Provided there is no Event of Default that is not cured within the applicable cure period, this Note may be prepaid in full without payment of the Prepayment Premium during the last 90 days of the Term.

(c)

After an Event of Default or upon any prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy all or any part of the Debt, any decree of foreclosure, any statement of the amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment during any redemption period after foreclosure, will include an amount (the “Evasion Premium”) equal to the greater of  an amount equal to the product of the Prepayment Premium plus 300 basis points times the Prepayment Date Principal, or  the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

(d)

Borrower acknowledges that:

(i)

a prepayment will cause damage to Lender;

(ii)

the Evasion Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

(iii)

it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

(iv)

the Evasion Premium represents Lender and Borrower’s reasonable estimate of Lender’s damages for the prepayment and is not a penalty.

(e)

BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT LENDER WOULD NOT LEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE WITHOUT BORROWER’S AGREEMENT, AS SET FORTH ABOVE, TO PAY LENDER A PREPAYMENT PREMIUM UPON THE SATISFACTION OF ALL OR ANY PORTION OF THE PRINCIPAL INDEBTEDNESS EVIDENCED FOLLOWING THE ACCELERATION OF THE MATURITY DATE HEREOF BY REASON OF A DEFAULT HEREUNDER OR UNDER THE DEED OF TRUST INCLUDING, WITHOUT LIMITATION, A DEFAULT ARISING FROM THE CONVEYANCE OF ANY RIGHT, TITLE OR INTEREST IN THE PROPERTY ENCUMBERED BY THE DEED OF TRUST AND BORROWER ACKNOWLEDGES THAT (I) THE GENERAL PARTNERS, PRINCIPALS OR MEMBERS, AS THE CASE MAY BE, OF BORROWER ARE KNOWLEDGEABLE REAL ESTATE DEVELOPERS OR INVESTORS, (II) BORROWER FULLY UNDERSTANDS THE EFFECT OF THE ABOVE WAIVER, (III) THE MAKING OF THE LOAN BY LENDER AT THE RATE SET FORTH ABOVE IS SUFFICIENT CONSIDERATION FOR SUCH WAIVER, AND (IV) LENDER WOULD NOT MAKE THE LOAN WITHOUT SUCH WAIVER, AND BORROWER HAS CAUSED THOSE PERSONS SIGNING THIS NOTE ON BORROWER’S BEHALF TO SEPARATELY INITIAL THE AGREEMENT CONTAINED IN THIS PARAGRAPH BY PLACING THEIR INITIALS BELOW.

INITIALS:____________

(f)

Notwithstanding anything to the contrary set forth in this Section 2, commencing on May 1, 2005, provided there is no Event of Default that is not cured within the applicable cure period, and in the event of a Permitted Transfer (as defined in the Deed of Trust) pursuant to Section 12.2(b)(iii) of the Deed of Trust, Borrower shall have a one-time right to partially prepay this Note by a payment in an amount up to but not exceeding Eleven Million Two Hundred Thousand and No/100 Dollars ($11,200,000.00).  If Borrower elects to make such partial prepayment, Borrower shall so notify the Lender in accordance with Section 2(b) hereof and the prepayment amount shall be paid on or before the first day of the first full calendar month following the closing of the Permitted Transfer, together with the Prepayment Premium set forth in Section 2(b) of this Note.

Section 3.

Events of Default:

(a)

It is an “Event of Default” under this Note:

(i)

if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 days; or

(ii)

if an Event of Default occurs under any other Loan Document.

(b)

If an Event of Default occurs, Lender may declare all or any portion of the Debt immediately due and payable (“Acceleration”) and exercise any of the other Remedies.

Section 4.

Default Rate.  Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs.

Section 5.

Late Charges.

(a)

If Borrower fails to pay any Debt Service Payment when due and the failure continues for a period of 5 days or more or fails to pay any amount due under the Loan Documents on the Maturity Date, Borrower agrees to pay to Lender an amount (a “Late Charge”) equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

(b)

Borrower acknowledges that:

(i)

 a delinquent payment will cause damage to Lender;

(ii)

 the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

(iii)

it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by the delinquency; and

(iv)

 the Late Charge represents Lender and Borrower’s reasonable estimate of Lender’s damages from the delinquency and is not a penalty.

Section 6.

Limitation of Liability.  This Note is subject to the limitations on liability set forth in the Article of the Deed of Trust entitled “Limitation of Liability”.

Section 7.

WAIVERS.  IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE DEED OF TRUST ENTITLED “WAIVERS”, BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING.  BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE DEBT OR ENFORCEMENT OF THE LOAN DOCUMENTS.  BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL BORROWERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL BORROWER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

Section 8.

Commercial Loan.  The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

Section 9.

Usury Limitations.  Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest.  Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate.  If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower.  If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

Section 10.

Applicable Law.  This Note shall be governed by and construed in accordance with the Laws of the State of California, without regard to conflict of law provisions.

Section 11.

Time of the Essence.  Time is of the essence with respect to the payment and performance of the Obligations.

Section 12.

Cross-Default.  A default under any other note now or hereafter secured by the Loan Documents or under any loan document related to such other note constitutes a default under this Note and under the other Loan Documents.  When the default under the other note constitutes an Event of Default under that note or the related loan document, an Event of Default also will exist under this Note and the other Loan Documents.

Section 13.

Construction.  Unless expressly provided otherwise in this Note, this Note will be construed in accordance with the Exhibit attached to the Deed of Trust entitled “Rules of Construction”.

Section 14.

Deed of Trust Provisions Incorporated.  To the extent not otherwise set forth in this Note, the provisions of the Articles of the Deed of Trust entitled “Expenses and Duty to Defend”, “Waivers”, “Notices”, and “Miscellaneous” are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

Section 15.

Joint and Several Liability; Successors and Assigns.  If Borrower consists of more than one entity, the obligations and liabilities of each such entity will be joint and several.  This Note binds Borrower and successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 16.

Absolute Obligation.  Except for the Section of this Note entitled “Limitation of Liability”, no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.

BEDFORD PROPERTY INVESTORS, INC.,

a Maryland corporation

By:  /s/ Hanh Kihara

Name:  Hanh Kihara

Title:    Senior Vice President